EXECUTION COPY
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                               4 7/8% CONVERTIBLE
                           SUBORDINATED NOTES DUE 2008

                         REGISTRATION RIGHTS AGREEMENT


                         Dated as of February 20, 1998

                                  by and among

                               Oak Industries Inc.

                                      and

                 Donaldson, Lufkin  and  Jenrette Securities Corporation
                                Lehman Brothers
                              Cowen  and  Company














This Registration Rights Agreement (this "Agreement") is made and entered into as of February 20, 1998 by and among Oak Industries Inc., a Delaware corporation (the "Company"), and Donaldson, Lufkin and Jenrette Securities Corporation, Lehman Brothers Inc. and Cowen and Company (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 4 7/8% Convertible Subordinated Notes due 2008 (the "Notes") pursuant to the Purchase Agreement (as defined below).


This Agreement is made pursuant to the Purchase Agreement, dated February 20, 1998 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated February 25, 1998, between the Company and State Street Bank, as Trustee, relating to the Notes (the "Indenture").

The parties hereby agree as follows:


SECTION 1.      DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act:              The Securities Act of 1933, as amended.

Affiliate:        As defined in Rule 144 of the Act.

Business Day:     Each Monday, Tuesday, Wednesday, Thursday and Friday that
is not a day on which banking institutions in New York, New York or Boston, Massachusetts are authorized or obligated by law or executive order to close.

Certificated Securities:   Definitive Securities, as defined in the
Indenture.

Closing Date:      The date hereof.

Common Stock:      Common Stock, $.01 par value per share, of the Company.

Commission:        The Securities and Exchange Commission.

Effectiveness Deadline:   As defined in Section 3(a) hereof.

Exchange Act:      The Securities Exchange Act of 1934, as amended.

Exempt Resales:    The transactions in which the Initial Purchasers propose
to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3), (5) and (7) of Regulation D under the Act and pursuant to Regulation S under the Act.

Filing Deadline:   As defined in Sections 3(a) hereof.

Holders:           As defined in Section 2 hereof.


Notes:             The up to $115,000,000 aggregate principal amount of 4_%
Convertible Subordinated Notes being issued pursuant to the Purchase
Agreement.

Notice and         Means a Notice of Registration Statement and Selling
Questionnaire:       Securityholder Questionnaire containing the
information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act and such other information with respect to such Holder and the intended distribution of Transfer Restricted Securities as may be required to amend the Shelf Registration Statement or supplement the related Prospectus.

Prospectus:        The prospectus included in a Registration Statement at
the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, all material incorporated by reference into such Prospectus and any information previously omitted in reliance upon Rule 430A of the Act.

Recommencement Date:   As defined in Section 5(d) hereof.

Registration Default:  As defined in Section 4 hereof.

Regulation S:          Regulation S promulgated under the Act.

Rule 144:              Rule 144 promulgated under the Act.

Shelf Registration     As defined in Section 3 hereof.
Statement:

Special Counsel:       Any special counsel to the holders of the Transfer
Restricted Securities, for which holders of the Transfer Restricted Securities will be reimbursed pursuant to Section 6(b) hereof.

Suspension Notice:     As defined in Section 5(d) hereof.

TIA:                   The Trust Indenture Act of 1939 (15 U.S.C. Section
77aaa-77bbbb) as in effect on the date of the Indenture.

Transfer Restricted    The Notes and the shares of Common Stock into
Securities: which the Notes are convertible, upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Notes or shares of Common Stock, (a) the date on which such Notes or shares of Common Stock have been disposed of in accordance with a Shelf Registration Statement, (b) the date on which such Notes or shares of Common Stock are distributed to the public pursuant to Rule 144 or are saleable pursuant to Rule 144(k) (or similar provisions then in effect) under the Act, (c) the date on which such Notes or shares of Common Stock cease to be outstanding, or (d) the date on which such Notes or shares of Common Stock have otherwise been transferred and new Notes or shares of Common Stock not subject to transfer restrictions under the Securities Act have been delivered by or on behalf of the Company in accordance with the Indenture.

SECTION 2.      HOLDERS

A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3.      SHELF REGISTRATION

(a) Shelf Registration. As soon as practicable after the Closing Date but in no event no later than 90 days after the Closing Date (such 90th day, the "Filing Deadline"), the Company shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement"), relating to all Transfer Restricted Securities, and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the Closing Date (such 180th day, the "Effectiveness Deadline").

The Company shall use its reasonable best efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 5(a) and (b) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the date on which such Shelf Registration Statement first became effective under the Act, or such shorter period as will terminate upon the earlier of either
(a) when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto and (b) when, in the written opinion of independent counsel to the Company, all outstanding Transfer Restricted Securities held by persons that are not affiliates of the Company may be resold without registration under the Act pursuant to Rule 144(k) under the Act or any successor provision thereto.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. The Company shall mail as soon as practicable a Notice and Questionnaire to the holders of Transfer Restricted Securities. No Holder may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company a Notice and Questionnaire by the deadline set forth therein, which shall be at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders. After the Shelf Registration Statement is declared effective, the Company shall, upon the request of any Holder that is not then a selling Holder, promptly send a Notice and Questionnaire to such holder. The Company shall not be required to take any action to name such holder as a selling Holder in the Shelf Registration Statement or to enable such holder to use the Prospectus forming a part thereof for resales of Transfer Restricted Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company. In addition, no Holder shall be entitled to liquidated damages pursuant to Section 4 hereof unless and until such Holder shall have provided a completed Notice and Questionnaire. Each selling Holder agrees to promptly furnish additional information as reasonably requested by the Company and as required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.      LIQUIDATED DAMAGES

If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline, or (iii) such Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose (without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that is itself declared effective immediately and available for effecting resales of Transfer Restricted Securities) for a period of time which shall exceed 60 days in the aggregate during any 12-month period (each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company shall accrue liquidated damages to each Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Notes or, if applicable, in an amount equal to $.05 per week per the number of shares of Common Stock constituting Transfer Restricted Securities held by such Holder into which each $1,000 of principal amount of Notes was converted (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like). The rate of accrual of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of Notes or, if applicable, in an amount equal to $.05 per week per the number of shares of Common Stock constituting Transfer Restricted Securities into which each $1,000 of principal amount of Notes was converted (subject to adjustment as set forth above) for each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of Notes or, if applicable, an amount equal to $.50 per week per the number of shares of Common Stock constituting Transfer Restricted Securities into which each $1,000 of principal amount of Notes was converted (subject to adjustment as set forth above); provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above,
(2) upon the effectiveness of this Shelf Registration Statement, in the case of (ii) above, or (3) upon the filing of a post-effective amendment or supplement to the Shelf Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable, in the case of (iii) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), or
(iii), as applicable, shall cease.

All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on semiannual payment dates that correspond to interest payment dates for the Notes. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such Notes and/or shares of Common Stock cease to be Transfer Restricted Securities shall survive until such time as all such obligations with respect to such Notes and/or shares of Common Stock shall have been satisfied in full.

SECTION 5.      REGISTRATION PROCEDURES

(a) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 5(b) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof. The Company shall not be permitted to include in the Shelf Registration Statement any securities other than the Transfer Restricted Securities.

(b) General Provisions. In connection with any Shelf Registration Statement and any related Prospectus required by this Agreement, the Company shall:

     (i) use its reasonable best efforts to keep such Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

    (ii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, cause, subject to Section 5(d) hereof, the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Transfer Restricted Securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

   (iii) advise the selling Holders or their Special Counsel and underwriters, if any, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement relating to such selling Holders or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements relating to such selling Holders to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

    (iv)  subject to Section 5(b)(i), if any fact or event contemplated by
Section 5(b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (v) furnish to the Initial Purchasers, each selling Holder named in any Shelf Registration Statement or Prospectus or Special Counsel to such selling Holders and underwriters, if any, in connection with such sale before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus, which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least two Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus to which such Persons shall reasonably object within two Business Days after the receipt thereof;

    (vi) make available at reasonable times for inspection by a representative of the selling Holders and underwriters, if any, and any attorney or accountant retained by such selling Holders, or underwriters, if any, all relevant financial and other records and pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriters, if any, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, in each case as is customary for similar due diligence investigations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such selling Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the selling Holders and the other parties entitled thereto by one counsel designated by and on behalf of such selling Holders and other parties reasonably acceptable to the Company.

   (vii) if requested by the Initial Purchasers or underwriters, if any, in connection with such sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders or underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment provided that the Company shall not be required to take any actions under this clause that are not, in the opinion of its counsel, in compliance with applicable law;

  (viii) furnish to each selling Holder and each underwriter, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, and upon reasonable request of such selling Holder or underwriter, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

    (ix) deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

     (x) subject to Section 9, upon the request of any selling Holder or underwriter, if any, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in each case as is customary in underwritten public offerings in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by such Person in connection with any sale or resale pursuant to any applicable Shelf Registration Statement and in such connection, the Company shall:

       (A) upon request of any selling Holder or underwriter, if any, furnish (or in the case of paragraphs (2) and (3) below, use its reasonable best efforts to cause to be furnished) to each selling Holder or underwriter, if any, upon the effectiveness of the Shelf Registration
Statement:

          (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Senior Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a) through (d) of
Section 9 of the Purchase Agreement and such other similar matters as the selling Holders may reasonably request;

          (2) an opinion, dated the date effectiveness of the Shelf Registration Statement, of counsel for the Company covering matters similar to those set forth in Section 9(e) of the Purchase Agreement and such other matters as the selling Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

          (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement; and

       (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders and underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi);

    (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Persons may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject;

   (xii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

  (xiii) (i) list all Shares of Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Shares of Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation.

   (xiv) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

    (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Shelf Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

   (xvi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

  (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

 (xviii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

(d) Restrictions on Holders. Notwithstanding anything to the contrary in this Section 5, but subject to compliance with Section 4, the Company may, by delivering written notice to the Holders, prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (A) (i) the Company is in possession of material non-public information relating to the Company, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary to avoid a requirement to disclose such material non-public information to the public and (iii) the Company determines in good faith that public disclosure of such material non-public information would not be in the best interests of its stockholders or (B) (i) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Shelf Registration Statement; provided, however, that upon (i) the public disclosure by the Company of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements with respect to a transaction described in clause (B) of this paragraph, the suspension of the use of the Shelf Registration Statement pursuant to this Section 5(d) shall cease and the Company shall promptly comply with Section 5(c) hereof and notify the Holders that dispositions of Transfer Restricted Securities may be resumed.

SECTION 6.      REGISTRATION EXPENSES

(a) Except as set forth in Section 9 all expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;
(iii) all expenses of printing (including printing certificates for the Common Stock to be issued upon conversion of the Notes and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities (subject to clause (b) below); (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders selling Transfer Restricted Securities pursuant to the "Plan of Distribution" contained in the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Hale and Dorr LLP, unless another firm shall be chosen by the Holders of a majority in principal amount (and number of shares, if applicable) of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 7.      INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange
Act)(each such person being sometimes referred to herein as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any holder or any prospective purchaser of registered Notes or registered shares of Common Stock or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders, provided, however, that the indemnification contained in this paragraph (a) with respect to the preliminary Prospectus shall not inure to the benefit of any Indemnified Holder (or to the benefit of any person controlling such Indemnified Holder) on account of any such loss, claim, damage, judgment, liability or expense arising from the sale of the Notes or registered shares of Common Stock by such Indemnified Holder to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary Prospectus was corrected in the Prospectus and, due to the wrongful actions or wrongful inaction of the Indemnified Holder, the Indemnified Holder did not send or give in a timely manner, a copy of the Prospectus to such person (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Indemnified Holder on a timely basis.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder expressly for use in any Registration Statement (or any amendment thereto) or Prospectus (or any supplement thereto). In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Indemnified Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay to the Company pursuant to this Section 7(b) by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement
request.   No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder and underwriter, if any, agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders and underwriter, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 7, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages which such Holder has otherwise been required to pay to the Company pursuant to this Section 7 by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 8.      RULE 144 and RULE 144A

The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company
(i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION  9.      UNDERWRITTEN REGISTRATIONS

(a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in principal amount (and number of shares, if applicable) of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

Notwithstanding anything herein to the contrary, the Company shall not be obligated to arrange for more than one underwritten offering during the term hereof. No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and (iii) at least 25% of the outstanding Transfer Restricted Securities are included in such underwritten offering.

(b) Each Holder agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering made pursuant to a Shelf Registration Statement, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Notes, in the case of an underwritten offering of the Notes, or the Common Stock, in the case of an underwritten offering of shares of Common Stock constituting Transfer Restricted Securities, during the period beginning 10 days prior to, and ending 90 days after, the closing date of such underwritten offering.

The foregoing provisions of Section 9(b) shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

(c) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the underwriters, their controlling persons and their respective officers, directors, employees, representatives and agents, shall be entitled to indemnity (substantially similar to the indemnity set forth in Section 7 of the Agreement) from the Company and the Holders, which indemnity may be set forth in an underwriting agreement.

(d) The selling Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Company for the fees and disbursements of its counsel, its independent public accountants and any printing expenses incurred in connection with such underwritten offerings.

SECTION 10.      MISCELLANEOUS

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Conflicting Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is adverse to the rights granted to the Holders in this Agreement or otherwise materially conflicts with the provisions hereof.
The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

(c) No Piggybacks on Shelf Registration Statement. The Company shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
Section 4 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount (and shares, if applicable) of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).

(e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

    (ii)   if to the Company:

           Oak Industries Inc.
           1000 Winter Street
           Waltham, MA 02154
           Telecopier No.: (781) 890-6116
           Attention:  General Counsel

           With a copy to:

           Ropes  and  Gray
           One International Place
           Boston, MA 02110
           Telecopier No.:  617-951-7050
           Attention:  David C. Chapin, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.








IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 OAK INDUSTRIES INC.


                                 By:
                                    -----------------------------
                                    Name:
                                    Title:






DONALDSON, LUFKIN  and  JENRETTE
   SECURITIES CORPORATION
LEHMAN BROTHERS INC.
COWEN  and  COMPANY

By:   DONALDSON, LUFKIN  and  JENRETTE
            SECURITIES CORPORATION

By:
     --------------------------------
      Name:
      Title:




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